Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts: Doug Goforth, CFO & Treasurer BlueLinx Holdings Inc. (770) 953-7505	Investor Relations: Russ Zukowski, Vice President Finance (770) 953-7620

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES PRELIMINARY SECOND-QUARTER RESULTS

ATLANTA – July 16, 2008 – BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, expects to report second-quarter earnings per diluted share in the range of $0.18 to $0.24 on revenue of approximately $835 million based on a preliminary review of the Company’s unaudited results for the second quarter ended June 28, 2008. Gross profit margin for the quarter is expected to be approximately 12.9%, compared with 11.0% for the same period a year ago when the Company reported net income of $0.18 per diluted share on revenue of $1.08 billion.

The Company’s preliminary results for the second quarter were positively impacted by increases in product prices as well as the Company’s ongoing initiatives to increase margins across all product categories.

“While we are pleased with the results of the current quarter, we continue to operate in one of the worst housing markets on record. As we stated on our first-quarter earnings call, we are aggressively managing our working capital and operating costs, while remaining committed to our long-term strategy of growing our specialty business.” said Howard Cohen, Chairman and Interim CEO. “We generated approximately $50 million in cash flow from operating activities during the second quarter and ended the period with approximately $270 million in excess borrowing availability on our revolving credit facility.”

Additionally, the Company’s board of directors has approved a plan to exit its custom milling operations in California. The closure of the City of Industry milling operation is expected to be completed during the third quarter of fiscal 2008 and result in a pre-tax charge of approximately $4 million or an after-tax charge of approximately $0.08 per diluted share. The charge will be recognized in the third quarter of 2008. The Company expects approximately $1.5 million of this charge will require cash expenditures in the third quarter.

Second-Quarter Conference Call
BlueLinx will report financial results for the second quarter before the market opens on July 30, 2008, and host a conference call at 10:00 a.m. Eastern Time on that day. Details about the conference call will be provided approximately one week prior to the call.

About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,500 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 70 warehouses. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

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